SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934




Filed by the registrant             [x]
Filed by a party other than the registrant  [  ]

Check the appropriate box:

[x]      Preliminary proxy statement
[  ]     Definitive proxy statement
[  ]     Definitive additional materials
[  ]     Soliciting material pursuant to Rule 14a-11(c) or 14a-12
[  ]     Confidential, for use of the Commission only
            (as permitted by Rule 14a-6(e)(20) )


                                 LIFEPOINT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 LIFEPOINT, INC.
--------------------------------------------------------------------------------
                   (Name of Person (s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

      (1)      Title of each class of securities to which transaction applies:

      (2)      Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

      (4)      Proposed maximum aggregate value of transaction:

      (5)      Total fee paid:
[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statements number, or the form or schedule and the date of its filing.

                          (1)      Amount Previously Paid:
                          (2)      Form, Schedule or Registration Statement No.:
                          (3)      Filing Party:
                          (4)      Date Filed:

                                 LIFEPOINT, INC.
                             10400 Trademark Street
                           Rancho Cucamonga, CA 91730

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of LIFEPOINT, INC.

         The Annual Meeting of Stockholders of LifePoint, Inc. (the "Company") will be held at the _____________ located at __________________, Ontario,
California 91764, on Friday, August 20, 1999, at 10:00 a.m., Pacific Daylight Time (the "Annual Meeting"), for the following purposes:

1. To elect four directors for a one-year term until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

2. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending March 31, 2000.

3. To approve a reverse stock split of the Company's Common Stock, $.001 par value, in an amount which the Board of Directors, after consultation, deems appropriate, to be not less than one-for-two and not more than one-for-five, and the timing of its effectiveness to be at such time as the Board determines to file an Amendment to the Company's Restated Certificate of Incorporation effectuating such reverse stock split, but not later than June 30, 2000.

4. To approve an increase in the authorized number of shares of the Common Stock by up to 10,000,000 shares, but only if the reverse stock split in an amount not less than one-for-three nor more than one-for-five is authorized and implemented.

5. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on Monday, July 12, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                       By Order of the Board of Directors



                                                    Robert W. Berend
                                                    Secretary

July 23, 1999



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE EXCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

================================================================================
LIFEPOINT, INC.
Notice of Annual Meeting of Stockholders and Proxy Statement
July 23, 1999

Table of Contents

================================================================================
                                      Page

   Notice of the Annual Meeting Stockholders ..........N/A
   Proxy Statement:
   Voting Securities.....................................1
   Proposal One: Election of Directors...................2
   Management............................................6
   Executive Compensation................................8
   Security Ownership of Certain Beneficial
      Holders and Management............................13
   Proposal Two: Appointment of Independent
      Auditors..........................................16
   Proposal Three: Authority to Board to
      Implement a Reverse Stock Split...................17
   Proposal Four: Authority to Board to
      Increase Authorized shares........................21
   Financial Statements.................................24
   Other Matters Coming Before Meeting..................25
   Miscellaneous........................................25








================================================================================

================================================================================

                                 LIFEPOINT, INC.
                             10400 Trademark Street
                           Rancho Cucamonga, CA 91730

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 20, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LifePoint, Inc. (the "Company") of proxies to be voted at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on Friday, August 20, 1999, or at any adjournment thereof. The purposes for which the Meeting is to be held are set forth in the preceding Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed on or about Friday, July 23, 1999, to holders of record of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and the Company's Series A 10% Cumulative Convertible Preferred Stock, $.001 par value (the "Series A Preferred Stock"), as of the close of business on Monday, July 12, 1999 (the "Record Date"), which has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting.

                                            VOTING SECURITIES

         On the Record Date, 14,944,328 shares of the Common Stock and 444,875 shares of the Series A Preferred Stock, which are the only classes entitled to vote at the Meeting, were issued, outstanding and entitled to vote. Each stockholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock, and one vote for each share of the Series A Preferred Stock held by such stockholder, as of the close business on the Record Date. The holders of the Common Stock and the Series A Preferred Stock will vote together as a single class on all matters to be submitted to vote at the Meeting, thereby resulting in 15,389,203 shares being eligible to vote on each proposal at the Meeting. A plurality of the votes cast at the Meeting shall be necessary to elect the four directors. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Meeting shall be necessary (1) to approve the selection of the independent auditors, (2) to approve a reverse stock split of the Common Stock in an amount which the Board of Directors of the Company deems appropriate, to be not less than one-for-two and not more than one-for-five, and the timing of its effectiveness to be at such time as the Board determines to file an Amendment to the Company's Restated Certificate of Incorporation effectuating such reverse stock split, but not later than June 30, 2000, and (3) to approve, if the reverse stock split in an amount not less than one-for-three nor more than one-for-five is authorized and then implemented, an increase in the number of authorized shares of the Common Stock by up to 10,000,000 shares.

         A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Meeting. Abstensions and broker non-votes are treated for the purpose of determining a quorum at the Meeting and are not treated as a vote for or against a proposal.

         Proxies will be voted as indicated in this Proxy Statement and the enclosed proxy. Shares presented by properly executed proxies, if received in time, will be voted in accordance with any specifications made therein. A proxy may be revoked by delivering a written notice of revocation to the Company (Attention: Robert W. Berend, Secretary) at its principal executive office or in person at the Meeting, or by a subsequently dated proxy, at any time prior to the voting thereof. The principal executive office of the Company is located at the address in the heading to this Proxy Statement.

         Rule 452 of the New York Stock Exchange, Inc. permits a member firm to vote for the directors and/or for the proposal to ratify the selection of independent auditors if the member firm holds the shares of the Common Stock for a beneficial owner and receives no instructions to the contrary by the tenth day before the Meeting. However, under the Rule the beneficial owner must give specific instructions to the member firm for it to vote the stockholder's shares on the proposals to approve a reverse stock split of the Common Stock and to approve an increase in the authorized number of shares of the Common Stock. The Company, accordingly, urges each beneficial owner to instruct the member firm which holds of record the stockholder's shares of the Common Stock to vote in favor of the four proposals submitted to the stockholders for a vote.

         A stockholder shall have no right to receive payment for his, her or its shares as a result of stockholder approval of any proposal in the Notice of Annual Meeting.

         Each of the persons who has served as a director or as an executive officer of the Company since April 1, 1998 (i.e., the beginning of the last fiscal year of the Company), has no substantial interest, direct or indirect, by security holdings or otherwise, in any of the proposals submitted to a vote at the Meeting (as described in the fourth preceding paragraph), other than the election of directors, except that he or she could be the recipient of some of the additional shares should the increased number of authorized shares of the Common Stock be authorized, then implemented and thereafter used for a stock incentive or benefit plan as described in the section "General" under the caption "Proposal Four: Authority to Board to Increase Authorized Shares."

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Election as Directors

         Four directors will be elected at the Meeting, each to serve for a one-year term until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. The Board intends to seek additional directors after this Meeting and, if appropriate candidates are determined after screening by the Company's new Nominating Committee, to increase the number of authorized directors and to elect such candidate or candidates as permitted by the By-Laws of the Company.

         Proxies received in response to this solicitation, unless specified otherwise, will be voted in favor of the four nominees named below, all of whom are currently serving as directors of the Company. If a nominee should not be available for election as contemplated, the management proxy holders will vote for such lesser number of directors as are available to serve or will vote for a substitute designated by the current Board of Directors. In no event will proxies be voted for more than four nominees.

         The following table sets forth certain information, as of the Record Date, concerning the nominees for election as directors of the Company. The information has been furnished to the Company by the individual named. For information as to the shares of the Common Stock held by each nominee, see the table under the caption "Security Ownership of Certain Beneficial Holders and Management" elsewhere in this Proxy Statement.

                                    Year First
                                    Elected
Name of Nominee            Age      Director         Position and Offices with the Company

Linda H. Masterson         48       1996             President, Chief Executive Officer and a Director

Peter S. Gold              74       1997             Director

Jonathan J. Pallin         49       1997             Director

Paul Sandler               59       1997             Director

Family Relationships of Nominees and Executive Officers

         Jonathan J. Pallin and Paul Sandler are brother-in-laws. There are no other family relationships among the nominees for election as directors and the executive officers of the Company.

Business History of Nominees

         Linda H. Masterson has had substantial experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields. She was elected a director of Substance Abuse Technologies, Inc. ("SAT"), the then parent of the Company, on September 26, 1995. Effective May 13, 1996, she became the President and Chief Operating Officer of SAT. On May 31, 1996, she was elected a director of the Company and, on July 31, 1996, the President and Chief Operating Officer of the Company. Effective November 19, 1996, she relinquished her duties as Chief Operating Officer of SAT in order to devote more time to supervising the development program of the Company and the operations of the Alcohol Products and BioTox Divisions of SAT. On May 23, 1997, she resigned as the President of SAT in order to become the Chief Executive Officer of the Company (formally designated as such on May 26, 1997). On November 4, 1997, she resigned as a director of SAT, thereby terminating her last position with the former parent of the Company. Until May 13, 1996 when she became an employee of SAT, she was employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured that company's business strategy. In November 1993, Ms. Masterson founded Masterson & Associates, a company of which she was the President and owner until she joined Cholestech, Inc. in May 1994, which was engaged in the business of providing advice to start-up companies, including the preparation of technology and market assessments and the preparation of strategic and five-year business plans for biotech, medical device, pharmaceutical and software applications companies. From April 1992 to November 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner-Lambert Company. Ms. Masterson has a BS in Medical Technology from the University of Rhode Island and an MS in Microbiology/Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania.

         Peter S. Gold was elected as a director of the Company on December 5, 1997. He retired in 1990 as Chairman and Chief Executive Officer of Price Pfister, Inc., the largest manufacturer of faucets in the world. Mr. Gold did a leveraged buyout and purchased such company in 1983; he subsequently took the company public in 1987; and sold the company in 1988. Price Pfister is now owned by Black & Decker Corp. Mr. Gold is a Director Emeritus of The Home Depot, Inc. and has major investments in commercial real estate in various parts of the United States. Mr. Gold is Chairman of the Board of Trustees of Pitzer College (Claremont College), Claremont, CA, and a member of the Board of Trustees of the City of Hope. Mr. Gold received a Doctor of Humane Letters from Pitzer College, Claremont, CA, and received a law degree at Southwestern University, Los Angeles, CA.
         Jonathan J. Pallin was elected Chairman of the Board and a director of the Company on October 31, 1997. He resigned as the Chairman of the Board on January 8, 1999. However, he continued to serve the Company as a financial consultant until March 31, 1999. He has over 22 years' experience in the financial markets as an institutional fixed income broker and a financial consultant and in an investment banking advisory role. Mr. Pallin served as Senior Vice President, Retail Brokerage for PaineWebber Incorporated from January 1991 to July 1993, as a Senior Vice President, Investments, Retail Brokerage for Baraban Securities Incorporated from July 1993 to May 1996 and as a Vice President, Retail Brokerage for Sutro & Co. Incorporated from May 1996 to October 1997. Mr. Pallin has an MBA from Arizona State University with a major emphasis on Accounting, and a BS from Long Island University (Southampton) in Business and Psychology.
         Paul Sandler was elected as a director of the Company on December 5, 1997. He is a Board Certified pediatric nephrologist at the Arizona Kidney Disease & Hypertension Center in Phoenix. Additionally, Dr. Sandler is the
Medical Director at Walter Boswell Memorial Hospital, the Phoenix Artificial Kidney Center, the South Phoenix Dialysis Center, the South Mountain Dialysis Services and Phoenix Memorial Hospital PPG. Dr. Sandler was a fellow at Albert Einstein College of Medicine in New York City and received his post-graduate training at Kings County Hospital, New York City. Dr. Sandler received his MD at the State University of New York and his BA from Emory University.

Committees and Board Meetings

         Because the Company was a majority-owned subsidiary of SAT until October 29, 1997 and, as a result, all major decisions were made by the parent company, there were no standing audit, compensation or nominating committees prior thereto. On December 5, 1997, the Board established standing audit and compensation committees and designated the then independent directors to serve on such two committees. On February 26, 1999, the Board established a standing nominating committee with the members described in the third succeeding paragraph.

         Messrs. Gold and Sandler serve on the Audit Committee, with Mr. Gold serving as Chairperson. The Audit Committee recommends annually to the stockholders the independent auditors to be retained by the Company, reviews the scope and procedures to be followed in the conduct of audits by the independent auditors and, when employed, the internal auditors of the Company and reviews various reports and recommendations with respect to internal controls and any significant changes in accounting.

         Messrs. Gold and Sandler also serve on the Compensation Committee, with Dr. Sandler serving as Chairperson. The Compensation Committee approves the remuneration of key officers of the Company and, if incorporated or acquired, its subsidiaries, reviews and recommends to the Board of Directors changes in the Company's stock benefit and executive, managerial or employee compensatory and benefit plans or programs and administers stock option, restricted stock or similar plans of the Company.

         Messrs. Gold and Pallin and Ms. Masterson serve on the Nominating Committee, with Mr. Gold serving as Chairperson. The Nominating Committee will recommend to the Board, among, other matters, nominees for election or re-election as directors of the Corporation, including screening any nomination received from a stockholder, director or officer of the Corporation, criteria relating to tenure and retention, changes in directors' compensation, appointments to committees and procedures as to management succession.

         If a stockholder has a recommendation as to a nominee for election as a director, such stockholder should make his, her or its recommendation in writing addressed to Peter S. Gold, as the Chairperson of the Nominating Committee, at the Company's address shown in the heading to this Proxy Statement, giving the business history and other relevant biographical information as to the proposed nominee and the reasons for suggesting such person as a director of the Company. The Nominating Committee will then promptly review the recommendation and advise the stockholder of its conclusion and, if a rejection, the reasons therefor.

         During the fiscal year ended March 31, 1999 ("fiscal 1999"), there were 13 meetings of the Board. Each of the incumbent directors participated in all meetings of the Board. The Audit Committee held one meeting and the Compensation Committee held two meetings during fiscal 1999. The Audit Committee intends to meet on the date of this Meeting with representatives of Ernst & Young LLP, the independent auditors for the Company, to review the auditors' comments derived as a result of their audit of the Company's financial statements for fiscal 1999. Because the Nominating Committee was first authorized on February 26, 1999, it held no meetings in fiscal 1999.

                                   MANAGEMENT

Directors and Executive Officers

         The following table contains certain information relating to the directors and executive officers of the Company as of the Record Date:

                  Name                               Age               Position

                  Linda H. Masterson                 48                President, Chief Executive Officer and a Director
                  Thomas J. Foley                    59                Senior Vice President, Research and Development
                  Michele A. Clark                   46                Controller and Chief Accounting Officer
                  Peter S. Gold                      74                Director
                  Jonathan J. Pallin                 49                Director
                  Paul Sandler                       59                Director

         Each director is elected to serve until the next Annual Meeting of Stockholders or until his or her successor is elected and shall have qualified. All directors named in the table were initially elected to fill a vacancy and re-elected by the stockholders at the last Annual Meeting on August 13, 1998. The 1998 Annual Meeting was the first Annual Meeting held since September 24, 1994 and after the purchase on October 29, 1997 by Meadow Lane Partners, LLC ("Meadow Lane"), of which Jonathan J. Pallin, now a director, and Herman Sandler were the sole members, of all shares of the Common Stock owned by SAT. With the resignations on October 31, 1997 of two directors who also served as directors of SAT (one also being its Chairman of the Board and Chief Executive Officer) and the resignation on November 4, 1997 by Linda H. Masterson, the President, Chief Executive Officer and a director of the Company, as a director of SAT, all relationships between the Company and its former parent (i.e., SAT) were terminated. All directors named in the table are the Board's nominees for re-election as directors at the Meeting. See the section "Nominees for Election as Directors" under the caption "Proposal One: Election of Directors." Each officer of the Company is elected by the Board of Directors to serve at the discretion of the Board.

Business History

          For information as to the business histories of Messrs. Gold, Pallin and Sandler and Ms. Masterson, see the section "Business History of Nominees" under the caption "Proposal One: Election of Directors."

         Thomas J. Foley has over 25 years' experience in the medical diagnostic industry. He was elected to his officership in the Company effective March 9, 1998. From November 1997 to March 1998, he was a consultant to various companies. From November 1994 to November 1997, he served as the Executive Vice President of Business and Product Development at HiChem/Elan Diagnostics ("HiChem"), where he managed research and development, regulatory affairs (including FDA submissions), strategic and business planning, technology assessment for acquisitions, and manufacturing operations. Prior to joining HiChem in November 1994, Dr. Foley was Vice President of Research and
Development at Hycor Biomedical, Inc. ("Hycor"), where he was responsible for research and development of all products, including drugs of abuse products, over an eight-year period from May 1986 to November 1994. Prior to Hycor, Dr. Foley was Vice President of Research and Development at Gilford Instruments from 1983 to 1986 and Worthington Diagnostics from 1981 to 1983. Prior to Worthington Diagnostics, Dr. Foley worked at Beckman Instruments, Inc. ("Beckman") and was the reagents product development manager for the Astra, one of Beckman's most successful product lines. Dr. Foley has a Ph.D. in Biochemistry from Trinity College, Dublin.

         Michele A. Clark became an employee of the Company on April 12, 1999 and was elected as its Controller and appointed as its Chief Accounting Officer on April 16, 1999. Ms. Clark has 25 years of accounting and finance experience in manufacturing and high tech companies. Ms. Clark was most recently the Controller at Auto-Graphics, Inc. ("Auto-Graphics"), a software development company, where she managed all accounting, finance, human resource and administrative functions within the company. Additionally, she was responsible for all filings with the Securities and Exchange Commission (the "Commission") and shareholder relations. Prior to Auto-Graphics, Ms. Clark was Controller at Typecraft, Inc. ("Typecraft"), a commercial lithographer, where she was responsible for all accounting, finance and human resource functions. Prior to Typecraft, Ms. Clark served as accounting manager for three retail companies with multiple locations. Ms. Clark graduated Cum Laude with a B.S. in Accounting from University of La Verne.

Compliance with Section 16(a) of the Exchange Act

         Based solely on a review of Forms 3 and 4 furnished to the Company under Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to fiscal 1999, the Company is not aware of any director or officer of the Company who failed to file on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Exchange Act during fiscal 1999 except that each of Linda H. Masterson (the President, Chief Executive Officer and a director), Thomas J. Foley (Senior Vice President, Research and Development) and William B. Benken (formerly a Vice
President) filed one report three days late, each reporting one transaction (i.e., the grant of an Option under the Stock Option Plan).


         As of March 31, 1998, i.e., the end of fiscal 1998, Jonathan J. Pallin and Herman S. Sandler, and the General Conference Corporation of Seventh-day Adventists (the "Seventh-day Adventists") were the only beneficial owners of 10% or more of the Common Stock known to the Company. Both Mr. Pallin and the Seventh-day Adventists have advised the Company that they made timely filings with respect to their transactions in fiscal 1999 and Mr.
Sandler has advised that he had no transactions in fiscal 1999.

Certain Transactions

         See the section "Employment and Severance Agreements" under the caption "Executive Compensation" for information relating to the Company's severance agreement with Linda H. Masterson, the President, the Chief Executive Officer and a director of the Company.

         On April 28, 1998, the Board authorized the following compensation arrangement for Jonathan J. Pallin, then the Chairman of the Board and a director of the Company, for his services on a daily basis as the Chairman of the Board of the Company: (1) a fee of $10,000 per month for a one-year period commencing April 1, 1998 and (2) a bonus of $75,000 if the Company obtains cash financing of $5,000,000 to $6,900,000; (b) $100,000 if the Company obtains cash financing of $7,000,000 to $9,900,000; and (c) $125,000 if the Company obtains cash financing of over $10,000,000, subject to certain limitations.

         On January 8, 1999, the Board accepted the resignation of Mr. Pallin as the Chairman of the Board, canceled the foregoing bonus compensation arrangement and authorized his engagement as a financial consultant to the Company on the following terms:

         (1) he would continue to receive $10,000 per month through March 31, 1999 on the basis he would continue to serve the Company on a daily basis as a financial consultant and

         (2) he would receive a finder's fee of 10% of the gross proceeds from any purchaser whom or which he secured for a Company financing.

He received $420,451 as his finder's fee for the Company's third private placement closed on January 21, 1999 relating to the sale of 600,000 shares of the Series A Preferred Stock.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table provides certain summary information concerning compensation paid or accrued by the Company during fiscal 1999 and the fiscal years ended March 31, 1998 ("fiscal 1998") and 1997 ("fiscal 1997") to the sole person who served as the Chief Executive Officer during fiscal 1999 and to each other executive officer whose total annual salary and bonus exceeded $100,000 during any such year.



                                                 Annual Compensation                     Long Term  Compensation

                                                                                         Securities
                                                                          Other Annual   Underlying      All Other
Name and Principal Position            Year     Salary          Bonus     Compensation   Options         Compensation

Linda H. Masterson                     1999     184,038(2)                                    50,000
Chief Executive Officer                1998     125,249(2)                                   700,000
and President (1)                      1997     0(3)




Thomas J. Foley                        1999     135,769                                      220,000
Sr. Vice President, Research
and Development



Stephen J. Kline                       1999              --
Vice President, Research               1998     20,131(5)                                 150,000(6)
and Development                        1997     125,000                                    50,000(6)



------------------------

(1) Ms. Masterson was elected President of the Company effective August 1, 1996 and designated as its Chief Executive Officer on May 26, 1997.

(2) The amount shown in the table for 1998 does not reflect $33,654 paid by SAT to Ms. Masterson for the period April 1 to June 1, 1997 nor $19,038.47 in deferred salary which was paid in October 1998 after the Company obtained long-term financing. Effective August 11, 1997, the Company directly paid all compensation for Ms.
Masterson.

(3) Ms. Masterson became an employee of SAT on May 13, 1996 and all compensation paid to her for fiscal 1997 was paid by SAT. To the extent any such services were on behalf of the Company, this was reflected in SAT's management fee to the Company.

(4) Dr. Kline resigned on September 12, 1997.

(5)  The amount shown in the table does not reflect $50,000 paid by SAT to Dr. Kline during fiscal 1998.

(6)  These options were canceled upon his resignation.  See note (4) to this table.

Option/SAR Grants in Last Fiscal Year

         On August 14, 1997, the Board of Directors adopted, subject to stockholder approval, the LifePoint, Inc. 1997 Stock Option Plan (the "Stock Option Plan") providing for the granting of stock options (the "Options") to purchase up to 1,000,000 shares of the Common Stock to employees (including officers) and persons who also serve as directors and consultants of the Company. On June 5, 1998, the Board increased the number of shares subject to the Stock Option Plan to 2,000,000, again subject to stockholder approval. Stockholder approval was given on August 13, 1998. The Options may either be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to be granted to employees or nonqualified stock options to be granted to employees, directors or consultants.

         As of March 31, 1999, Options to purchase an aggregate of 794,167 shares of the Common Stock granted to employees (including two officers, one of whom is also a director) were outstanding. As of such date, Options to purchase an aggregate of 44,947 shares of the Common Stock had been exercised by employees and Options to purchase an aggregate of 130,278 shares of the Common Stock were then exercisable. Options granted to date under the Stock Option Plan have generally become exercisable as to one-quarter of the shares subject thereto on the first anniversary date of the date of grant and as to 1/36th of the remaining shares on such calendar day each month thereafter for a period of 36 months. Certain Options will become exercisable upon the achievement of certain goals. The exercise price per share for incentive stock options under the Code may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. For nonqualified stock options, the exercise price per share may not be less than 85% of such fair market value. No Option may have a term in excess of ten years. Of the Options outstanding as of March 31, 1999, all were incentive stock options except for Options to purchase an aggregate of 120,000 shares and all had an exercise price of $.50 per share. The Options had expiration dates ranging from August 13, 2002 to June 30, 2008.

         The Company has not granted any Options to consultants. For information as to two Options granted subsequent to March 31, 1999 to two directors, see the section "Compensation of Directors" under this caption "Executive Compensation."

         The Company has never granted any stock appreciation rights.

         The following table contains information concerning the grant of Options to the named executive officers whose compensation for fiscal 1999 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Executive Compensation."

                                                Individual Grants
                        ------------------------------------------------------------------

                           Number of         Percentage of
                           Securities        Total Options                                    Potential Realizable Value at
                           Underlying        Granted to                                       Assumed Annual Rates of Stock
                           Options           Employees in      Exercise or                    Price Appreciation for Option
                           Granted           Fiscal            Base Price     Expiration                Term (3)
                                                                                              -------------------------------
Name                           (#)             1999 (1)        ($/Sh) (2)     Date            5% ($)                10% ($)
------------------------   ---------------   ----------------  -------------  -------------   --------------  ---------------

Linda H. Masterson            50,000             37.0%           $0.50         6/29/08             $40,722          $64,844

Thomas J. Foley               20,000             14.8%           $0.50         6/29/08             $16,289          $25,937

-------------------

(1)  Based upon Options to purchase 135,000 shares of Common Stock granted in fiscal 1999.

(2)  The  exercise  price is equal 100% of the fair  market  value of the Common
     Stock at the date of grant, as determined by the Board of Directors at the time of grant.
(3) The potential realizable value is calculated based upon the term of the Option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the Commission and does not represent the Company's prediction of the stock price performance.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

         Options to purchase an aggregate of 44,947 shares of the Common Stock were exercised by employees terminating their employment during fiscal 1999.

         As indicated in the preceding section, the Company has never granted any stock appreciation rights.

         The following table shows the fiscal year-end option values for the named executive officers whose compensation for fiscal 1999 exceeded $100,000 as reported in the Summary Compensation Table under this caption "Executive Compensation".

                                          Number of Securities Underlying          Value of Unexercised
                                           Unexercised Options At Fiscal         In-The-Money Options At
                                             Year-End (#) Exercisable/               Fiscal Year End
                                                   Unexercisable                     ($) Exercisable/
               Name                                                                   Unexercisable
               ------------------------  -----------------------------------  -------------------------------

               Linda H. Masterson                 466,667/283,333                 $772,917/$469,270 (1)

               Thomas J. Foley                     25,000/195,000                   $41,406/$322,969(1)


(1) The market value of the options on March 31, 1999 is based on the average of the high bid and low asked prices of $1.65625 per share on that date .

Other Compensation

         The Company currently has no pension plan in effect and has in effect no restricted stock plan, no stock appreciation rights nor any other long-term incentive plan under which grants or allocations may be made in the fiscal 1999 or thereafter.

Compensation of Directors

         On April 16, 1999, the Board of Directors approved a compensation plan for outside directors. In consideration of the services to be performed as a director of the Corporation, each director:

(a) who is not an employee of the Corporation, or any subsidiary of the Corporation (if hereafter created), or

(b) who is not a consultant to the Corporation, or any subsidiary of the Corporation, and is paid a fee on a monthly basis shall receive as compensation a grant of an Option pursuant to the Stock Option Plan. Each grant shall be for the right to purchase 15,000 shares of the Common Stock on an annual basis. Except for incumbent directors, the initial grant shall be on the day of his or her first election as a director of the Corporation, whether by the Board or the stockholders, and thereafter on the anniversary day of such first election. The exercise price of each Option shall be the Fair Market Value as determined pursuant to the Stock Option Plan on the respective date of the grant, or if not a business day, on the preceding day on which the Common Stock was traded. Each Option will expire ten years from its date of grant and will become exercisable as to one quarter of the shares of the Common Stock on the first anniversary of the date of grant and 1/36th of the remaining shares of the Common Stock on the same date each month thereafter for a period of 36 months.

         On April 16, 1999, pursuant to the foregoing authorization, each of Peter S. Gold and Paul Sandler, each a non-employee director, was granted an Option expiring April 15, 2009 under the Stock Option Plan to purchase 15,000 shares of the Common Stock at $1.81 per share. The Option becomes exercisable as provided in the preceding paragraph. April 16th of each year, commencing 2000, will be the date of grant of an Option for each of Messrs. Gold and Sandler assuming he is still a director of the Company on such date of grant.

         See section "Certain Transactions" under the caption "Management" for information as to a compensation arrangement with Jonathan J. Pallin for his former services as Chairman of the Board and subsequently as a financial consultant to the Company.

Employment and Severance Agreements

         There are no employment agreements currently in effect in the Company.

         Pursuant to a Severance Agreement dated as of October 27, 1997 (the "Masterson Severance Agreement") between the Company and Linda H. Masterson, the Company has agreed to pay Ms. Masterson for her services as the Chief Executive Officer and the President of the Company a base salary of $165,000; provided, however, such amount was to be $120,000 from October 27, 1997 to the date at least $5,000,000 in long term financing was obtained, at which time or upon her termination the difference was to be paid to her. As a result of the consummation of the Company's third private placement on January 21, 1999 this limitation terminated and, effective January 29, 1999, she is being paid at the authorized rate. $43,269 of the deferred salary was paid to her in October 1998.

         The Masterson Severance Agreement also provided for the grant of:

                  (1) a stock option under the Stock Option Plan to purchase 150,000 shares of the Common Stock at $.50 per share, the option to become immediately exercisable as to all shares subject thereto in the event she is terminated without cause, the Company is acquired or sold without the Board's approval, the corporate headquarters are moved outside the State of California, the positions of Chief Executive Officer or President are eliminated or her duties are substantially changed;

                  (2) stock options to purchase 150,000 shares of the Common Stock, an option to purchase 75,000 shares to be granted upon completion of the working pilot plant project and an option to purchase 75,000 shares to be granted upon product release into the first targeted market; and

                  (3) Common Stock purchase warrants to purchase 400,000 shares of the Common Stock at $.50 per share, a warrant to purchase 200,000 shares which was granted upon the purchase on October 19, 1997 of SAT's shares of the Common Stock by Meadow Lane (see section "Directors and Officers" under the caption "Management") and a warrant to purchase 200,000 shares to be granted at the completion of a long term financing of at least $5,000,000.

The stock options have all been granted as Options under the Stock Option Plan. Also as a result of the private placement consummated on January 21, 1999 as described in the preceding paragraph, the second warrant has now become exercisable.

         In the event that Ms. Masterson is terminated without cause (as defined in the Masterson Severance Agreement), she will be paid severance pay in a lump sum amount equal to her annual base salary that would have been paid to her had she not been terminated during the period between the date of termination and October 27, 2001.

         The Company had a Severance Agreement dated as of October 24, 1997 (the "Benken Severance Agreement") with William B. Benken, the then Vice President, Operations of the Company. Because Mr. Benken was terminated for cause on October 7, 1998, the Benken Severance Agreement did not become operative.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with respect to (1) any person known to the Company who beneficially owned more than 5% of the Common Stock, (2) each director of the Company, (3) the Chief Executive Officer of the Company; and (5) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that until a Common Stock purchase warrant or an Option is exercised, there is no voting right. See the section "Effect on Stockholders" under the caption "Proposal Three: Authority to Implement a Reverse Stock Split" for information as to the voting rights of the holders of shares of the Series A Preferred Stock.





                                                 Number of Shares               Percentage of
Name and Address                                 of Common Stock                Common Stock
of Beneficial Owner                              Beneficially Owned             Beneficially Owned (1)

General Conference Corporation                           5,735,000(2)                   29.5%
of Seventh-day Adventists
12501 Old Columbia Pike
Silver Spring, MD 20804-6600

Jonathan J. Pallin (3)                                   4,307,595(4)                   28.3%
131 East Holly Street
Pasadena, CA 91103

Herman Sandler                                           1,200,000(5)                    7.8%
2 World Trade Center, 104th Floor
New York,  NY  10048

Melvin Simon(6)
c/o Melvin Simon & Associates, Inc.                        500,000(7)                    3.3 %
115 W. Washington Street
Indianapolis, IN 46204

Herbert Simon (6)
c/o Melvin Simon & Associates, Inc.                        500,000(7)                    3.3%
115 W. Washington Street
Indianapolis, IN 46204

Peter S. Gold (8)                                          900,000(9)                    5.9%
16027 Ventura Blvd., Suite 601
Encino, CA  91436

Linda H. Masterson (10)                                   489,584(11)                    3.2%
10400 Trademark Street
Rancho Cucamonga, CA 91730

Paul Sandler (8)                                          200,000(12)                    1.3%
333 West Hatcher Road
Phoenix, AZ  85021

All directors and executive                             5,938,428(13)                   37.2%
officers as a group (six persons)


(1) The percentages computed in this column of the table are based upon 14,944,328 shares of the Common Stock which were outstanding on the Record Date. Effect is given, pursuant to Rule 13d-3(l)(i) under the Exchange Act, to shares issuable upon the exercise of the Common Stock purchase warrants and the Options currently exercisable or exercisable within 60 days of the Record Date and, where applicable, to the conversion of the Series A Preferred Stock, all of which shares were currently convertible as of such date.

(2) The shares reported in the table include 4,500,000 shares issuable upon the conversion of 225,000 shares of the Series A Preferred Stock.

(3) A director of the Company since October 31, 1997 and the Chairman of the Board from that date until January 8, 1999.

(4) The shares reported in the table reflect (a) 4,007,306 shares of the 5,575,306 shares acquired by Meadow Lane from SAT on October 29, 1997 and
     (b) 300,289 shares of the 666,289 shares issuable upon the exercise of a Common Stock purchase warrant expiring January 7, 2003 (the "Meadow Lane Warrant") exercisable at $.50 per share. The shares reported in the table do not reflect 100,000 shares issuable upon the exercise at $.0448 per share of a Common Stock purchase warrant expiring October 28, 1999 granted by Mr. Pallin to an unaffiliated person in October 1997.

(5) The shares reported in the table reflect (a) 1,250,000 shares of the 5,575,306 shares acquired by Meadow Lane from SAT; (b) 150,000 shares of the 666,289 shares issuable upon the exercise of the Meadow Lane Warrant; and (c) 300,000 shares issuable upon the exercise of a Common Stock purchase warrant expiring November 4, 2002 exercisable at $.50 per share.

(6) The shares reported in the table for each of these two stockholders were acquired by Melvin Simon & Associates, Inc. from the Company in two private placements and subsequently distributed to the stockholders in March 1999. Because the two stockholders may be deemed to be a "group" pursuant to Rule 13d-5(b)(1) under the Exchange Act, the Company reported their ownership in the table, even though they disclaim beneficial ownership in each other's shares.

(7) The shares reported in the table include 250,000 shares issuable upon the conversion of 12,500 shares of the Series A Preferred Stock.

(8)  A director of the Company since December 5, 1997.

(9) The shares reported in the table include an aggregate of 200,000 shares issuable upon the exercise of two Common Stock purchase warrants expiring November 4, 2002, one for 100,000 shares exercisable at $.50 per share and the other exercisable at $1.00 per share. The shares reported in the table do not include 15,000 shares issuable upon the exercise at $1.81 per share of an Option expiring April 15, 2009 which is not exercisable at the Record Date or within 60 days thereafter.

(10) A director of the Company since May 31, 1996; effective August 1, 1996, its President; and, effective May 23, 1997, its Chief Executive Officer. (11) The shares reported in this table reflect (a) an aggregate of 400,000 shares issuable upon the exercise at $.50 per share of two Common Stock purchase warrants expiring October 26, 2002 at $.50 per share, (b) 75,000 shares issuable upon the partial exercises at $.50 per share of an Option expiring August 13, 2007 and (c) 14,584 shares issuable upon the partial exercises at $.50 per share of an Option expiring June 29, 2008. The shares reported in the table do not include (x) an aggregate of 110,416 shares subject to the foregoing Options as to which the Options were not exercisable at the Record Date or within 60 days thereafter and (y) 150,000 shares subject to another Option expiring August 13, 2007 which was not exercisable at the Record Date or within 60 days thereafter.

(12) The shares reported in the table do not include 15,000 shares issuable upon the exercise at $1.81 per share of an Option expiring April 15, 2009 which is not exercisable at the Record Date or within 60 days thereafter.

(13) The shares reported in the table include (a) those issuable upon the exercise of the Common Stock purchase warrants and the Options described in Notes (4), (9) and (11) to the table and (b) an aggregate of 41,249 shares issuable upon the partial exercises at $.50 per share of two Options granted to an executive officer, one Option expiring March 19, 2008 and the other expiring June 29, 2008. The shares reported in the table do not include (x) an aggregate of 78,751 shares subject to the foregoing Options which were not exercisable at the Record Date or within 60 days thereafter,
     (y) 100,000 shares subject to another Option expiring March 19, 2008 granted to the same executive officer which was not exercisable on the Record Date or within 60 days thereafter and (z) 50,000 shares subject to an Option expiring April 25, 2009 granted to another executive officer which was not exercisable on the Record Date or within 60 days thereafter.

                PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 2000. Ernst & Young served as independent auditors for the Company for the first time for the fiscal year ended March 31, 1996.

         The Board is seeking stockholder approval of the Audit Committee's selection of Ernst & Young LLP. The General Corporation Law of the State of Delaware (the "GCL") does not require the approval of the selection of independent auditors by the Company's stockholders; however, in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that the Company's stockholders pass upon the selection of auditors. In the event that stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

         A representative of Ernst & Young LLP will be present at the Meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Meeting, but will be available to respond to appropriate questions from stockholders.

                 PROPOSAL THREE: AUTHORITY TO BOARD TO IMPLEMENT
                              A REVERSE STOCK SPLIT

General

         The Board of Directors has long recognized and disclosed that the obtaining of additional financing is a prerequisite for the Company, after development of the prototype of its saliva based drugs of abuse and alcohol testing product, to complete first the development and then to initiate manufacturing and marketing of such product. Management currently estimates that it will require an additional $7,000,000 for such purpose and that the prototype will be available in the first quarter of 2000. Various investment banking firms which have been contacted by management as potential sources of such financing have advised the Company that, unless, as a result of implementing a reverse stock split of the Common Stock, there should be a higher market price for the Common Stock, they do not believe that they can consummate a financing for the Company. In addition, a higher market price for the Common Stock would enable the Company to effect the financing in a manner less dilutive to the current stockholders.

         Based on its analysis of the entry criteria for listing the Common Stock on the American Stock Exchange, Inc. (the "AMEX") or for having the Common Stock traded on the SmallCap Market of The Nasdaq Stock Market ("Nasdaq"), the Board has concluded that a major stumbling block to any such listing on the AMEX or trading on the Nasdaq SmallCap Market is that the current bid price of the Common Stock is less than $3.00 per share, i.e., the AMEX entry criteria, and $4.00 per share, i.e., the Nasdaq entry criteria. The investment bankers which the Company has contacted have also advised the Company that a listing of the Common Stock on the AMEX or trading of such security on the Nasdaq SmallCap Market would also facilitate the Company's ability to obtain financing on a more favorable basis, as well as being beneficial in other ways to existing stockholders.

         However, no assurance can be given that, after a reverse stock split is effected, the market price of the Common Stock will increase proportionately with the proposed decrease in the outstanding number of shares of the Common Stock (i.e., that, if, for example, the Company was to effect a one-for-four reverse stock split of the Common Stock, the new market price would remain at four times the prior market price and would not drop to the price level prior to the contemplated split, which is often what develops with respect to a reverse stock split in other public companies). Nor can there be any assurance as to precisely what effect the proposed reverse stock would have on the market price of the Common Stock. In addition, there can be no assurance that, at the time that the Company makes its application to the AMEX or Nasdaq, the Company will meet the other requirements for listing on the AMEX or trading on Nasdaq, even though management believes that the Company currently meets all such criteria except those based on the market price of the Common Stock. Finally, even if the market price of the Common Stock retains the level of the reverse stock split and the Common Stock is listed on the AMEX or traded on the Nasdaq SmallCap Market, there can be no assurance that the Company will obtain financing on more favorable terms, if at all.

         The Board also recognizes that the timing for effecting a reverse stock split is a key element in determining whether the desired goal of a higher market price for the Common Stock is likely to be achieved. The Board is cognizant of the fact that general market conditions not related to the Company or its securities and market and other conditions relating to the Company specifically can affect the result, especially because the Company is still a development stage company with certain risks or uncertainties as to its future. The Board has concluded that market and other conditions do not warrant implementing a reverse stock split at the current time; however, the directors would prefer to avoid the time delay and the expense of calling a Special Meeting of Stockholders at a later date when they deem the time appropriate for taking such action. Accordingly, instead of asking the stockholders to authorize a reverse stock split in a specified amount and for the Company to implement the change at the current time, the Board is seeking stockholder approval of a proposal to authorize a reverse stock split in an amount which the Board deems appropriate, to be not less than one-for-two nor more than one-for-five, and the timing of its effectiveness to be at such time as the Board determines, but not later than June 30, 2000. In making their determination, the directors intend to consult with the investment bankers which have expressed some interest in seeking financing for the Company. If the reverse stock split is not effected by June 30, 2000, then the Board believes that the desirability of implementing a reverse stock split should be the subject of consideration at the Annual Meeting of Stockholders in 2000, if at all.

         The reverse stock split, if authorized by the stockholders at the Meeting and if subsequently implemented by the Board, will be effected by the filing of an Amendment to Article Fourth of the Company's Restated Certificate of Incorporation relating to capitalization. If, for example, a one-for-five reverse stock split was to be effected, the authorized shares of the Common Stock will be changed from 50,000,000 shares with a par value of $.001 per share to 10,000,000 shares with a par value of $.005 per share. The 14,944,328 shares outstanding on the Record Date in such example would become 2,988,865 shares, with any fractional shares being paid for in cash. See the section "Stock
Certificates" under this caption "Proposal Three: Authority to Board to Implement a Reverse Stock Split."

Increase in Authorized Shares

         As of the Record Date, the Company had reserved for issuance 14,098,183 shares of the Common Stock consisting of (1) an aggregate of 8,897,500 shares upon the conversion of the outstanding 444,875 outstanding shares of the Series A Preferred Stock; (2) an aggregate of 489,294 shares as dividends on such shares of the Series A Preferred Stock; (3) an aggregate of 1,955,053 shares upon the exercise of the Options outstanding on the Record Date or to be granted under the Stock Option Plan; and (4) an aggregate of 2,756,334 shares upon the exercise of outstanding Common Stock purchase warrants. If all 14,098,183 reserved shares were to be issued, as to which there can be no assurance, the then outstanding shares would become 29,042,511, leaving 20,957,489 authorized shares to be issued for other corporate purposes. Even though the reverse stock split would proportionately reduce the number of these shares, the Board recommends, for the reasons set forth under "Proposal Four: Authority to Board to Increase Authorized Shares," that the authorized number of shares of the Common Stock should be increased by up to 10,000,000 shares if a reverse stock split in an amount not less than one-for-three nor more than one-for-five is effected. This change would bring the to be authorized shares to an amount between 26,666,666 at the maximum and 20,000,000 at the minimum depending on which reverse stock split was implemented.

Reasons for Reverse Stock Split

         As indicated above in the section "General" under this caption "Proposal Three: Authority to Board to Implement a Reverse Stock Split," the Board of Directors believes that an increased market price for the Common Stock resulting from a successful reverse stock split can facilitate financing and also could result in a listing of the Common Stock on the AMEX or trading on the Nasdaq SmallCap Market, as to none of which results there can be any assurance.

         Additionally, because the Common Stock is not on the AMEX or Nasdaq and because its bid price has been below $5.00 per share, the Common Stock has become subject to Rule 15g-9 promulgated under the Exchange Act. This Rule imposes additional sales practices requirements on a broker-dealer which sells
Rule 15g-9 securities to persons other than the broker-dealer's established customers and institutional accredited investors (as such term is defined in Rule 501 (a) under the Securities Act of 1933, as amended (the "Securities Act")). For transactions covered under Rule 15g-9, the broker-dealer must make a suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, broker-dealers, particularly if they are market makers in the Common Stock, have to comply with the disclosure requirements of Rule 15g-2, 15g-3, 15g-4, 15g-5 and 15g-6 under the Exchange Act unless the transaction is exempt under Rule 15g-1. Consequently, Rule 15g-9 and these other Rules may adversely affect the ability of broker-dealers to sell or to make markets in the Common Stock and, accordingly, make it more difficult for stockholders to sell their shares whenever they desire to take such action. If the Common Stock were listed on the AMEX or traded on the Nasdaq SmallCap Market, these "penny stock" rules would not be applicable.

         A listing of the Common Stock on the AMEX would exempt that security from compliance with the "blue sky" laws of all 50 states and the District of Columbia and, accordingly, would reduce the Company's expenses in any future public or private offering under the Securities Act.

         In addition to the possibility of avoiding continuing application to the Common Stock of the Rules under the Exchange Act referred to in the second preceding paragraph, the Board believes that the reverse stock split may result in certain other benefits to stockholders, such as creating the ability for them to execute purchase or sale orders with certain brokerage firms which restrict or discourage execution or orders for low-priced stocks, the ability for them to purchase shares of the Common Stock on margin (assuming approval by the Federal Reserve Board) with those firms which do not allow margin purchases on very low-priced stocks and the ability for them to have purchases or sales executed at a lower commission rate per dollar of investment. However, as indicated in the section "General" under this caption "Proposal Three: Authority to Board to Implement a Reverse Stock Split," there can be no assurance as to what effect the proposed reverse stock split will have on the market price of the Common Stock. Accordingly, there can be no assurance that any or all of the objectives set forth in this and the preceding two paragraphs would be achieved.

Effect on Stockholders

         Holders of the Common Stock have no preemptive, subscription or conversion rights and are entitled to dividends on a pro rata basis when and if declared by the Board of Directors. However, because of the continuing losses in the Company, its cash requirements to fund first its development program and later manufacturing and marketing of the drugs of abuse and alcohol testing product and the provisions of the Series A Preferred Stock, the likelihood of dividends being paid on the Common Stock in the foreseeable future is extremely remote. The reverse stock split, if implemented, will not affect the dividend rights of a holder of the Series A Preferred Stock who has a preference in any event with respect to dividends.

         Each holder of the Common Stock has one vote per share on all matters submitted to stockholders for a vote. Each holder of the Series A Preferred Stock has one vote per share and votes with the holders of the Common Stock as a single class on all such matters (except with respect to those matters which might adversely affect the rights of the holders of the Series A Preferred Stock or as to which such holders have been granted the right to consent as to certain actions by the Company, in which events the holders of the Series A Preferred Stock vote as a separate class). Accordingly, a reverse stock split will reduce the proportional voting power of the Common Stock as compared with that of the Series A Preferred Stock on most matters submitted to a vote of the stockholders. However, the Board does not believe that this change is material because additional shares of the Common Stock will be issued, either because of a new financing or the current reserve for issuances of shares, and the number of shares of the Series A Preferred is expected to decrease as conversions are made (as of the Record Date, the outstanding shares had been reduced through conversions from 600,000 to 444,875, a decrease of 155,125 shares). See the section "Increase in Authorized Shares" under this caption "Proposal Three:
Authority to Board to Implement a Reverse Stock Split" for information as to the shares of the Common Stock reserved for future issuances.

         Upon liquidation of the Company, each holder of the Common Stock is entitled to share ratably any assets available for distribution after payment of all debts and distribution in respect of the then outstanding shares of the Company's Preferred Stock, $.001 par value (of which only Series A Preferred Stock is currently outstanding). The reverse stock split, if implemented, will not affect the liquidation rights of the holders of the Series A Preferred Stock or the Common Stock.

         Accordingly, except for the increase in the par value of a share of the Common Stock and the concurrent decrease in the number of shares held by each holder of the Common Stock as a result of the reverse stock split, if implemented, the Board is of the opinion that the proposed Amendment to the Certificate of Incorporation would create no material differences between the shares of the Common Stock prior to the Amendment and the shares of the Common Stock after the Amendment. In addition, the Board is of the opinion that, except for the temporary increase in voting percentage as described in the second preceding paragraph, there would be no material differences between the shares of the Series A Preferred Stock prior to the Amendment and the shares of the Series A Preferred Stock after the Amendment.

Stock Certificates

         If the proposed Amendment to the Certificate of Incorporation of the Company effecting the proposed reverse stock split is adopted by the stockholders at the Meeting and thereafter the Amendment is filed in the State of Delaware as required by the GCL to become effective, each stockholder must turn in his, her or its stock certificate to U.S. Stock Transfer Corporation, the transfer agent for the Common Stock, for exchange for a new stock certificate evidencing the post-reverse-stock-split Common Stock. The Company will give notice to each stockholder, and will make a form available for such purpose, at the appropriate time. If, upon making the exchange for the new certificates evidencing the Common Stock, a fractional share would otherwise be issued, no fractional share will be issued and the stockholder making the exchange will receive instead a cash payment for the fractional share based on the average of the closing bid and asked prices of the Common Stock on the date that the Amendment becomes effective.

Recommendation

         FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AUTHORIZE A REVERSE STOCK SPLIT OF THE COMMON STOCK IN AN AMOUNT AND AT A TIME TO BE DETERMINED BY THE DIRECTORS.


                  PROPOSAL FOUR: AUTHORITY TO BOARD TO INCREASE
                                AUTHORIZED SHARES

General

         As indicated in the section "Increase in Authorized Shares" under the caption "Proposal Three: Authority to Board to Implement a Reverse Stock Split," the Board is also seeking stockholder approval to increase the number of authorized shares of the Common Stock by up to 10,000,000 shares, but only if the proposed reverse stock split an amount not less than one-for-three nor more than one-for-five is implemented. If Proposal Three is not approved by the stockholders or, even if it is, if the reverse stock split is not implemented, the Board will not implement Proposal Four even if approved by the stockholders. The Board is seeking approval of Proposal Four because of its concern that the Company may not have sufficient shares, after meeting the requirements for which shares are currently reserved, to effect a financing or to consummate the other uses of the Common Stock as described in the succeeding four paragraphs if the reverse stock split is effected. (See the aforementioned section for information as to the shares of the Common Stock currently reserved for issuance.)

         Primarily, the Board believes that additional shares should be authorized because it is uncertain how many shares will be required on any additional financing, both those shares sold to investors and those used as underwriter's or placement agent's fees or as finder's fees. See the section "General" under the caption "Proposal Three: Authority to Board to Implement a Reverse Stock Split" for information as to one such required financing. In addition, as the Company grows, additional funding could become desirable to fund such expansion.

         The Company has also been seeking a strategic partner, particularly for marketing assistance. Shares of the Common Stock may be required as a finder's fee for securing such a strategic partner, as indicated by the Company's recently terminated agreement with Burrill & Company ("Burrill") for Burrill to seek such a partner for the Company. In addition, the strategic partner or partners could also desire a stock interest in the Company as part of the partnering arrangement or arrangements.

         In addition, the Board deems it advisable for the Company to be in a position to grant stock options additional to those authorized under the Stock Option Plan, to grant stock awards and to have a stock purchase plan as an incentive for attracting and retaining in the future qualified and competent employees by providing them with the ability to acquire a proprietary interest in the Company through ownership of the Common Stock. The Company has in the past used shares of the Common Stock as compensation for consultants performing various services and could require such usage in the future. As of the Record Date, the only such benefit plan was the Stock Option Plan pursuant to which Options as to an additional 973,553 shares of the Common Stock could be issued (assuming all of the Options outstanding as of the Record Date to purchase an aggregate of 981,500 shares were exercised and did not terminate).

         Although the Board has no specific company as to which its stock or assets would be acquired under consideration, the Board believes that, should an appropriate acquisition opportunity present itself in the future, the Company should have the flexibility to use shares of the Common Stock instead of, or in addition to, cash to effect such an acquisition.

         There are no proposals for use of the additional shares of the Common Stock which have been approved or which are currently under consideration by the Board of Directors. In describing the possible uses in the four preceding paragraphs of the additional shares of the Common Stock to be authorized, the Board recognizes that additional stockholder approval may be required before certain of these uses can be implemented, even if the shares are made available by the proposed Amendment to the Company's Restated Certificate of Incorporation. In addition, there can be assurance that the Company will use shares of the Common Stock in any of the ways described in the preceding four paragraphs except under the Stock Option Plan and with respect to Common Stock purchase warrants outstanding on the Record Date.

         The Board is seeking authority to authorize an indefinite number of shares, but not to exceed 10,000,000, because the availability of shares will be exacerbated the greater the split that is effected. The following table illustrates such result, based on 50,000,000 shares currently being authorized and an aggregate of 29,042,511 shares either outstanding or reserved for issuance as of the Record Date.

                                        Authorized            Outstanding and Reserved           Available for
        Size of Split                   After Split                  After Split                Use After Split
One-for-Two                             25,000,000                   14,521,255                   10,478,745
One-for-Three                           16,666,666                    9,680,837                    6,985,829
One-for-Four                            12,500,000                    7,260,627                    5,239,373
One-for-Five                            10,000,000                    5,808,502                    4,191,498

         Accordingly, if the 10,000,000 shares are added, the Company would be able to issue (1) 16,985,829 additional shares if the reverse stock split was one-for-three; (2) 15,239,373 additional shares if the reverse stock split was one-for-four; and (3) 14,191,498 shares if the reverse stock split was one-for-five, assuming in each case that all 14,098,183 shares reserved as of the Record Date were used as currently intended.

Effect on Stockholders

         See the section "Effect on  Stockholders"  under the caption  "Proposal
Three: Authority to Board to Implement a Reserve Stock Split" for information as to the current rights of a holder of the Common Stock.

         Authorization of the additional shares of the Common Stock will have no effect on the rights of the existing holders of the Common Stock and their rights will continue, as described in the section "Effect on Stockholders" under the caption "Proposal Three: Authority to Implement a Reverse Stock Split," unless and until such shares are issued, in which event the only effect would be a dilution of the voting rights of such holders as a result of the increased number of outstanding shares of the Common Stock. However, this result would occur even if Proposal Four was not adopted by the stockholders at the Meeting or, even if adopted, was not implemented because of the currently existing reserve for issuances of shares of the Common Stock. See the section "Increase in Authorized Shares" under the caption "Proposal Three: Authority to Board to Implement a Reverse Stock Split" for data relating to the reserve.

         Although the issuance of additional shares of the Common Stock would theoretically increase the amount necessary to pay dividends, the Board does not anticipate, because of the current financial requirements of the Company, its financial condition and the terms of the outstanding shares of the Series A
Preferred Stock, that dividends on the Common Stock will be paid in the foreseeable future.

         The only impact which the additional shares, if authorized and then issued, would have on the holders of the Series A Preferred Stock would be to reduce their percentage of shares being voted as a single class with the Common Stock on matters submitted to a stockholder vote. However, the Board does not believe this result to be material because dilution of such voting power would occur if all shares reserved as of the Record Date for purposes other than conversion of the Series A Preferred Stock (i.e., an aggregate of 4,711,387 shares) were issued, together with the unissued and not reserved shares (i.e., an aggregate of 20,957,489 shares).

         The Board recognizes that, when a public company has a substantial number of authorized and unreserved shares, this condition could create concern among existing stockholders that their stock interests could be substantially diluted when such additional shares are issued. Sometimes such concerns may have a depressive effect on the market price for the Common Stock. The Board believes that, as a result of the reduction to be effected in the number of authorized shares by the reverse stock split, when and if implemented, the addition of 10,000,000 authorized shares should not have such an adverse effect, especially in view of certain of the intended use of such shares such as to effect a financing to bring the Company's first product to market and to secure a strategic partner. See the preceding section "General" under this caption "Proposal Four: Authority to Increase Authorized Shares" for information as to the possible uses of the additional shares, all of which the Board believes will be beneficial to the Company and its stockholders.

         In voting on this Proposal Four, stockholders should be aware that the Board may use the additional shares to enter into a transaction which other stockholders do not believe would be in their interests, as, for example, in an attempt to defeat an acquisition proposal by a party whom the Board opposes but these stockholders favor. The Board, in proposing this Amendment to the Restated Certificate of Incorporation to increase the authorized number of shares has no such current intention.

         The number of the additional shares which may be issued and the extent of dilution of voting rights cannot be predicted because the Board does not know for what number of shares, if any, whether part or all of the outstanding Options or Common Stock purchase warrants will be exercised or whether part or all of the outstanding shares of the Series A Preferred Stock will be converted. In addition, the Board does not know the number of shares, whether of the Common Stock or securities convertible or exercisable into shares of the Common Stock, that may be issued in the future for the purposes described in the section "General" under this caption "Proposal Four: Authority to Board to Increase Authorized Shares."

Recommendation

         FOR THE REASONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD TO INCREASE THE AUTHORIZED SHARES OF THE COMMON STOCK IF THE REVERSE STOCK SPLIT IS IMPLEMENTED.


                              FINANCIAL STATEMENTS

         The following financial statements and management's discussion and analysis, all of which appear in the 1999 Annual Report to Stockholders which accompanies this Proxy Statement, are incorporated herein by the reference.

                                                                                                           Page
                                                                                                           in 1999
                                                                                                           Annual
                                                                                                           Report
Item
1.                 Report of Independent Auditors.................................................         F-1


2.                 Balance Sheets at March 31, 1999 and 1998..................................             F-2



3.                 Statements of Operations for the Years Ended March 31, 1999 and for
                   the Period from October 8, 1992 (inception) to March 31, 1999............               F-3


4.                 Statements of  Stockholders'  (Deficit)  Equity for the Years
                   Ended March 31, 1999 and for the Period from  October 8, 1992
                   (inception)              to             March             31,
                   1999.................................................................                   F-4



5.                 Statements  of Cash Flows for the Years  Ended March 31, 1999
                   and for the Period from October 8, 1992 (inception) to
                   March 31, 1999....................................................................      F-5

6.                 Notes to Financial Statements....................................................       F-6


7.                 Management's Discussion and Analysis of Financial Condition
                   and Results of Operations.........................................................      21


                                       24

                     OTHER MATTERS COMING BEFORE THE MEETING

          As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the Meeting other than the four proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Meeting, it is intended that the holder of the management proxies will vote thereon in their discretion.

                                  MISCELLANEOUS

         The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

         Stockholders' proposals for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders in 2000 must be received no later than March 30, 2000. If a stockholder intends to submit a proposal for consideration at the Annual Meeting in 2000 by means other than the inclusion of the proposal in the Company's proxy statement for such Meeting, the stockholder must notify the Company on or before June 13, 2000 of such intention or risk management exercising discretionary voting authority with respect to the management proxies to defeat such proposal when and if presented at the Meeting.

         A copy of the Annual Meeting Report to Stockholders is being mailed to all stockholders as of the Record Date with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1999, including financial statements (there are no schedules), may be obtained by written or oral request to Linda H. Masterson, President and Chief Executive Officer of the Company, at the following address: 10400 Trademark Street, Rancho Cucamonga, CA 91730 or telephone number: (909) 466-8047, extension 223. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.


                                By Order of the Board of Directors


                                /s/ Robert W. Berend
                                Robert W. Berend
                                    Secretary

July 22, 1999

                              1400 Trademark Street
                           Rancho, Cucamonga, CA 91730
           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints Linda H. Masterson and Robert W. Berend as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the Common Stock and/or Series A Preferred Stock of LifePoint, Inc. (the "Company") held of record by the undersigned on July 12, 1999 at the Annual Meeting of Stockholders to be held on August 20, 1999 or at any adjournment thereof.

1. Election of Jonathan J. Pallin, Linda H. Masterson, Peter S. Gold and Paul Sandler as Directors of the Company.

[ ] FOR all nominees listed above.

FOR all nominees listed above EXCEPT: ______________________________

(INSTRUCTION: To withhold authority to vote on any individual nominee(s), write his/her name(s) in the space above.)

[ ] WITHHOLD AUTHORITY to vote for all the nominees listed above.

2. Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Auditors of the Company.
                           [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

3.       Proposal to Authorize a Reserve Stock Split.

                           [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

4.       Proposal to Authorize an Increase in Authorized Shares.

                           [ ] FOR           [ ] AGAINST             [ ] ABSTAIN

5. To transact such other business as may come before the Annual Meeting or any adjournment thereof.








This proxy, when executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE

I (we) shall attend the Annual Meeting in person     _____ Yes          _____ No

          Please sign exactly as your name appears to the left. When shares are held by joint tenants, please both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in full partnership name by a duly authorized person.


                                            ------------------------------------
                                                                       Signature

                                            ------------------------------------
                                                      Signature, if held jointly

                                        Date:    _________________________, 1999